                                                                    EXHIBIT 20.2

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                   For the March 12, 2001 Determination Date
                          For the 43rd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4. The date of this Certificate is March 12, 2001, which is a Determination Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the
     preceding Monthly Period [equal to 5(a) plus 5(b)] was      $106,596,767.21

          (a)  The aggregate amount of Collections of Finance
               Charge Receivables collected during the preceding
               Monthly Period (the Collections of Finance Charge
               Receivables) was                                   $13,269,520.08

          (b)  The aggregate amount of Collections of Principal
               Receivables collected during the preceding Monthly
               Period (the Collections of Principal Receivables)
               was                                                $93,327,247.13

6.   The aggregate amount of Receivables as of the end of the
     last day of the preceding Monthly Period was                $881,824,381.94

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9. The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                $163,747,166.17

10. The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                      $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
(a) Trust Activity                                                       Total Trust
    =========================================================     ===================
    Beginning Aggregate Principal Receivables                          878,470,830.28
    Beginning Excess Funding Account Balance                                     0.00
    Beginning Total Principal Balance                                  878,470,830.28
    Collections of Finance Charge Receivables                           13,269,520.08
    Discount Percentage                                                          0.00
    Discount Option Receivables Collections                                      0.00
    Net Recoveries                                                               0.00
    Total Collections of Finance Charge Receivables                     13,269,520.08
    Total Collections of Principal Receivables                          93,327,247.13
    Net Default Amount                                                   3,721,975.06
    Minimum Aggregate Principal Receivables Balance                    700,000,000.00
    Ending Aggregate Principal Receivables                             863,747,166.17
    Ending Excess Funding Account Balance                                        0.00
    Ending Total Principal Balance                                     863,747,166.17

(b) Series Allocations                                                  Series 1997-1      Series 1998-1           All Series
    =========================================================     =============================================================
    Group Number                                                              1                  2
    Investor Interest                                                  300,000,000.00     400,000,000.00         700,000,000.00
    Adjusted Investor Interest                                         300,000,000.00     400,000,000.00         700,000,000.00
    Principal Funding Account Balance                                            0.00               0.00                   0.00
    Minimum Transferor Interest                                                                                   60,462,301.63

(c) Group I Allocations                                                  Series 1997-1     Total Group I
    =========================================================     ======================================
    Investor Finance Charge Collections                                   4,531,575.55      4,531,575.55

    Investor Monthly Interest                                             1,534,621.88      1,534,621.88
    Investor Monthly Fees (Servicing Fee)                                   375,000.00        375,000.00
    Investor Default Amounts                                              1,271,064.16      1,271,064.16
    Investor Additional Amounts                                                   0.00              0.00
    Total                                                                 3,180,686.04      3,180,686.04

    Reallocated Investor Finance Charge Collections                       4,531,575.55      4,531,575.55
    Available Excess                                                      1,350,889.51      1,350,889.51

12. Series 1997-1 Certificates
                                                                         Series 1997-1        All Other          Transferor's
(a) Investor/Transferor Allocations                  Trust                  Interest           Series             Interest
    ==========================================================================================================================
    Beginning Investor/Transferor Amounts      878,470,830.28           300,000,000.00    400,000,000.00        178,470,830.28
    Beginning Adjusted Investor Interest       878,470,830.28           300,000,000.00    400,000,000.00
    Floating Investor Percentage                   100.000000%               34.150260%        45.533670%
    Fixed Investor Percentage                      100.000000%               34.150260%        45.533670%
    Collections of Finance Chg. Receivables     13,269,520.08             4,531,575.55      6,042,099.45
    Collections of Principal Receivables        93,327,247.13            31,871,497.52     42,495,320.72
    Net Default Amount                           3,721,975.06             1,271,064.16      1,694,751.83

    Ending Investor/Transferor Amounts         863,747,166.17           300,000,000.00    400,000,000.00        163,747,166.17

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                                  Collateral
(b) Monthly Period Funding Requirements                    Class A              Class B            Interest           Total
    ==========================================================================================================================
    Principal Funding Account                                0.00                 0.00               0.00                 0.00
    Principal Funding Investment Proceeds                    0.00                 0.00               0.00                 0.00
    Withdrawal from Reserve Account                          0.00                 0.00               0.00                 0.00
    Available Reserve Account Amount                         0.00                 0.00               0.00                 0.00
    Required Reserve Account Amount                          0.00                 0.00               0.00                 0.00

    Coupon                                                6.15000%             6.35000%           6.16875%             6.13849%
    Floating Investor Percentage                         29.53997%             2.39052%           2.21977%            34.15026%
    Fixed Investor Percentage                            29.53997%             2.39052%           2.21977%            34.15026%
    Investor Monthly Interest                        1,329,937.50           111,125.00          93,559.38         1,534,621.88
    Overdue Monthly Interest                                 0.00                 0.00               0.00                 0.00
    Additional Interest                                      0.00                 0.00               0.00                 0.00
      Total Interest Due                             1,329,937.50           111,125.00          93,559.38         1,534,621.88
    Investor Default Amounts                         1,099,470.31            88,974.56          82,619.29         1,271,064.16
    Investor Monthly Fees                              324,375.00            26,250.00          24,375.00           375,000.00
    Investor Additional Amounts                              0.00                 0.00               0.00                 0.00
      Total Due                                      2,753,782.81           226,349.56         200,553.67         3,180,686.04

                                                                                             Collateral
(c) Certificates - Balances and Distributions          Class A             Class B            Interest               Total
    ==========================================================================================================================
    Beginning Investor Interest                    259,500,000.00        21,000,000.00     19,500,000.00        300,000,000.00
    Monthly Principal - Prin. Funding Account                0.00                 0.00              0.00                  0.00
    Principal Payments                                       0.00                 0.00              0.00                  0.00
    Interest Payments                                1,329,937.50           111,125.00         93,559.38          1,534,621.88
    Total Payments                                   1,329,937.50           111,125.00         93,559.38          1,534,621.88
    Ending Investor Interest                       259,500,000.00        21,000,000.00     19,500,000.00        300,000,000.00

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                                  5.125000
    2. Amount of Payment in respect of Class A Monthly Interest                                                       5.125000
    3. Amount of Payment in respect of Class A Overdue Monthly Interest                                               0.000000
    4. Amount of Payment in respect of Class A Additional Interest                                                    0.000000
    5. Amount of Payment in respect of Class A Principal                                                              0.000000

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1. Total Amount of Class A Investor Charge-Offs                                                                       0.00
    2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                            0.00
    3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                 0.00
    4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
       principal amount                                                                                                   0.00
    5. The amount, if any, by which the outstanding Principal Balance of the Class A
       Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
       transactions on such Distribution Date                                                                             0.00

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1. Total Payment                                                                                                  5.291667
    2. Amount of Payment in respect of Class B Monthly Interest                                                       5.291667
    3. Amount of Payment in respect of Class B Overdue Monthly Interest                                               0.000000
    4. Amount of Payment in respect of Class B Additional Interest                                                    0.000000
    5. Amount of Payment in respect of Class B Principal                                                              0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)
(g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                                                  0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount                 0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                                      0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
          certficate principal amount                                                                                        0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                             0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     1.   Total distribution                                                                                             4.797917
     2.   Amount of distribution in respect of Collateral Monthly Interest                                               4.797917
     3.   Amount of distribution in respect of Collateral Overdue Interest                                               0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principal                                              0.000000

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                                                        0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                                            0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.Class A Available Funds                                                                                       3,919,812.24

          a.  Class A Monthly Interest                                                                               1,329,937.50
          b.  Class A Overdue Monthly Interest                                                                               0.00
          c.  Class A Additional Interest                                                                                    0.00
          d.  Class A Servicing Fee                                                                                    324,375.00
          e.  Class A Investor Default Amount                                                                        1,099,470.31
          f.  Excess Spread                                                                                          1,166,029.43

     2. Class B Available Funds                                                                                        317,210.50

          a.  Class B Monthly Interest                                                                                 111,125.00
          b.  Class B Overdue Monthly Interest                                                                               0.00
          c.  Class B Additional Interest                                                                                    0.00
          d.  Class B Servicing Fee                                                                                     26,250.00
          e.  Excess Spread                                                                                            179,835.50

     3. Collateral Holder Available Funds                                                                              294,552.81

          a.  Excess Spread                                                                                            294,552.81

     4. Total Excess Spread                                                                                          1,640,417.74

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)
(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                                    1,640,417.74
     2.   Excess Finance Charge Collections                                                                                  0.00
     3.   Applied to fund Class A Required Amount                                                                            0.00
     4.   Unreimbursed Class A Investor Charge-Offs                                                                          0.00
     5.   Applied to fund Class B Required Amount                                                                       88,974.56
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                                 0.00
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                 93,559.38
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                24,375.00
     9.   Collateral Investor Default Amount treated as Available Principal Collections                                 82,619.29
     10.  Reductions of Collateral Interest treated as Available Principal Collections                                       0.00
     11.  Deposit to Reserve Account (if required)                                                                           0.00
     12.  Applied to other amounts owed to Collateral Interest Holder                                                        0.00
     13.  Balance to constitute Excess Finance Charge Collections for other series                                   1,350,889.51

13.  Trust Performance
(a)  Delinquencies
     1.   30-59 days                                                                                                11,710,269.41
     2.   60-89 days                                                                                                 7,393,057.33
     3.   90 days and over                                                                                          13,443,965.96
     4.   Total 30+ days delinquent                                                                                 32,547,292.70

(b)  Base Rate
     a.   Current Monthly Period                                                                                          8.13849%
     b.   Prior Monthly Period                                                                                            8.18561%
     c.   Second Prior Monthly Period                                                                                     8.27108%
(c)  Three Month Average Base Rate                                                                                        8.19839%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a.   Current Monthly Period                                                                                         13.04205%
     b.   Prior Monthly Period                                                                                           14.10043%
     c.   Second Prior Monthly Period                                                                                    14.04284%
(e)  Three Month Average Portfolio Yield                                                                                 13.72844%

(f)  Excess Spread Percentage
     a.   Current Monthly Period                                                                                          5.40356%
     b.   Prior Monthly Period                                                                                            6.41482%
     c.   Second Prior Monthly Period                                                                                     6.27176%
(g)  Three Month Average Excess Spread Percentage                                                                         6.03005%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                  12.13435%

(i)  Portfolio Adjusted Yield                                                                                             4.90356%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of March.



                               First USA Bank, National Association, as Servicer

                               By:/s/ Tracie Klein
                                  -----------------------------------
                               Name:  Tracie Klein
                               Title: First Vice President